UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

Teletouch Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13436	75-2556090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
(Address of Principal Executive Office) (Zip Code)

(800) 232-3888
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

On November 14, 2011, Teletouch Communications, Inc. (the “Company”) held its annual shareholder meeting in Fort Worth, TX.  The shareholders approved the following proposals:

Proposal 1 - Election of Directors. The shareholders elected Robert M. McMurrey, Clifford E. McFarland, Ronald L. Latta, Jr. as Class I directors to hold and serve until their respective terms expire or until their successors are duly elected and qualified. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld*	Broker Non-Votes

Robert M. McMurrey	33,628,181	10,151,661	2,118,804
Clifford E. McFarland	33,628,181	10,151,661	2,118,804
Ronald L. Latta, Jr.	33,628,181	10,151,661	2,118,804
_________________
*Abstentions and broker non-votes will have no effect on the outcome of the proposals.

Proposal 2 - Ratification of Auditors. Shareholders also voted to ratify the appointment of appointment of BDO USA, LLP as independent auditors of the Company for the fiscal year ending May 31, 2012 with 41,532,824 shares voting for, 15,822 shares voting  against and 4,350,000 shares abstaining from voting on  the Proposal.

Item 8.01         Other Events

A copy of the Company’s presentation at the shareholder meeting made at the annual shareholder meeting referenced in Item 5.07 hereof is furnished in this Current Report on Form 8-K as Exhibit 99.1, and are incorporated herein by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01         Financial Statement and Exhibits

(d)	Exhibits.

99.1	A copy of the Company Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Douglas E. Sloan
Douglas E. Sloan, Chief Financial Officer

Date: November 16, 2011